CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form N-2 of our reports dated February 24, 2022, relating to the consolidated financial statements of Blackrock TCP Capital Corp. and the effectiveness of Blackrock TCP Capital Corp.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of BlackRock TCP Capital Corp. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Los Angeles, California

February 24, 2022